Exhibit 99.1

A The Top 20 Things You Probably Did Not Know About AITX and RAD

CEO Video Highlights Technology, Growth, and the Long Road to Autonomous Security

Detroit, Michigan, March 9, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today marked the beginning of its fiscal year 2027 by highlighting a strategic leadership thesis emerging from its recent "Top 20" CEO video, positioning the Company not as a robot manufacturer, but as a licensed autonomy business operating at the center of a structural shift in physical security.

20

THINGS YOU DIDN'T KNOW ABOUT

AITX
Artificial Intelligence Technology Solutions Inc.

RAD
an AITX company
ROBOTIC ASSISTANCE DEVICES

In the "Top 20 Things You Probably Didn't Know About AITX and RAD" video, CEO, CTO and founder Steve Reinharz highlighted themes that define the Company's trajectory entering fiscal 2027, including ownership of the AI autonomy stack, the economics of replacing guard labor with licensed autonomy, the importance of recurring monthly revenue, and RAD's Detection to Resolution architecture. Reinharz emphasized that long term competitive advantage in physical security will belong to those who control the intelligence layer that connects detection, verification, deterrence, escalation, response, and resolution.

The full "Top 20 Things You Probably Didn't Know About AITX and RAD" video may be viewed at www.aitx.ai/top-20-things-you-probably-didnt-know/.

"Physical security is entering a period where AI autonomy will determine who leads and who follows," said Reinharz. "For years we focused on building and controlling the autonomy stack from detection through resolution. That required patience, engineering discipline, and conviction during quieter periods. Today that foundation allows us to scale licensed autonomy across devices, partners, and enterprise environments in a way that is difficult to replicate."

The following highlights summarize the twenty points Reinharz discussed in the video:

20. More Than 10 Million Hours in the Field
RAD autonomous security systems have logged over 10 million operating hours across real world deployments.

19. Millions Of Security Alerts Generated
RAD deployments have generated millions of alerts across client environments, each prompting responses designed to protect property and people.

18. SARA Is Already Escalating Incidents Autonomously
The Company's SARA™ agentic AI platform has completed roughly 10,000 outbound AI driven calls, demonstrating real world autonomous escalation.

17. A Large Proprietary AI Training Library
RAD's analytics training library contains approximately 200,000 annotated images supporting detection of threats, behaviors, and security events.

16. Every Device Is a Purpose-Built Edge AI Computer
A single ROSA™ 4.0 unit contains over one hundred individual components designed to support autonomous security operations at the edge.

15. ROAMEO Has Logged Thousands of Autonomous Patrol Hours
The Company's ROAMEO™ autonomous security robot has accumulated more than 7,000 operational hours in real environments.

14. Robotics Requires Continuous Iteration
More than 35 mobility prototypes were built on the path to developing ROAMEO Gen 4.

13. Autonomous Navigation Is a Complex Engineering Challenge
Developing reliable autonomous mobility required solving thousands of hardware, software, and AI decision making challenges.

12. A Massive Global Market Opportunity
The global security services market exceeds $100 billion annually, creating a significant opportunity for AI driven transformation.

11. A Growing Global Dealer Network
RAD now works with more than 100 security dealers worldwide while continuing to generate strong direct enterprise sales.

10. Early Clients Continue to Expand Deployments
One of RAD's earliest clients, dating back to 2018, now operates more than 50 devices across three countries.

9. Deep Investment in Research and Development
More than half of all capital invested into the Company to date has been directed toward research and development.

8. SARA Was Built Before Agentic AI Became a Trend
The Company introduced SARA in 2023, before the industry widely adopted the concept of agentic AI.

7. The Company Started in a Garage
The earliest prototypes of what would eventually become ROAMEO were developed in Reinharz's garage.

6. Founder Commitment During the Early Years
Reinharz spent five years building the Company without taking a salary to advance the long-term vision.

5. Early Survival Was Not Guaranteed
In 2018 and 2019 the Company experienced moments when its continued operation depended on securing near term funding.

4. A Critical Debt Restructuring Provided Runway
A restructuring agreement completed at the end of 2019 helped stabilize the Company and extend its operational runway.

3. A Vision More Than a Decade in the Making
Reinharz has spent over ten years pursuing the long-term vision behind AITX and RAD.

2. One Chapter Gets the Censor Beep
In the video, Reinharz gets briefly censored by the compliance lawyers.

1. RAD Is Building Autonomous Infrastructure
While some observers focus on robots, the Company's strategy centers on licensed autonomy and AI driven infrastructure powering security operations..

The Company's model centers on licensed autonomy rather than one time hardware transactions. While devices establish a physical presence in the field, the intelligence layer is licensed on a recurring basis, expanding monthly recurring revenue (RMR) with each deployment. As installations grow across enterprise clients and channel partners, the recurring revenue base expands and operational leverage improves. The Company believes it is approaching operational cash flow positivity, a milestone that would signal the transition from years of building to a phase of scaled execution.

Reinharz added, "The roadmap ahead is straightforward. Achieving operational cash flow positivity is a key focus for us in the near-term. Progressing to OTCQB is part of the journey, and Nasdaq remains a long-term objective tied to performance and scale. We believe licensed AI autonomy represents a major opportunity, and we are building the company to compete for leadership in that category."

RAD invites security professionals and current and future channel partners to experience all RAD solutions in action at ISC West 2026. Attendees will have the opportunity to see live demonstrations, speak directly with RAD leadership and product experts, and learn how autonomous security deployments are being proven, expanded, and scaled across real world environments. Meetings may be scheduled in advance or coordinated onsite throughout the event.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances whatsoever that the Company will meet its expectations with respect to its future revenues, sales volume, becoming cash flow positive, ARR or RMR. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. There is no guarantee that the Company will achieve a NASDAQ listing, achieve operational cash flow positive status. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/